UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 3, 2012

NEW YORK MORTGAGE TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-32216	47-0934168
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

52 Vanderbilt Avenue, Suite 403
New York, New York  10017
(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (212) 792-0107

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.           Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 3, 2012, New York Mortgage Trust, Inc. (the “Company”) received formal notice from the Nasdaq Stock Market LLC (“Nasdaq”) that in connection with the resignation of Daniel K. Osborne from the Company’s Board of Directors effective December 30, 2011, the Company no longer complies with Nasdaq’s independent director and audit committee requirements as set forth in Nasdaq Listing Rule 5605. The Company previously disclosed in a Current Report on Form 8-K filed on December 29, 2011 (the “Prior 8-K”) that it had provided formal notice to Nasdaq regarding this non-compliance with Nasdaq Listing Rule 5605. The information set forth under Item 3.01 of the Prior 8-K is incorporated by reference herein.

The Nominating and Corporate Governance Committee of the Company’s Board has already begun the process of identifying a qualified independent director candidate to fill Mr. Osborne’s seat on the Board and each of the committees on which he serves. The Company expects to fill the vacancy created by Mr. Osborne’s departure during the first quarter of 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NEW YORK MORTGAGE TRUST, INC. (Registrant)

Date: January 5, 2012	By:	/s/ Fredric S. Starker
Fredric S. Starker
Chief Financial Officer